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                                                                      EXHIBIT 11

VEDDER PRICE                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                          222 NORTH LASALLE STREET
                                          CHICAGO, ILLINOIS 60601
                                          312-609-7500
                                          FACSIMILE: 312-609-5005

                                          A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                          KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES
                                          IN CHICAGO, NEW YORK CITY AND
                                          LIVINGSTON, NEW JERSEY


                                          January 9, 2003



Janus Investment Fund
100 Fillmore Street
Denver, Colorado  80206

Ladies and Gentlemen:

         We are acting as special counsel for the Janus Investment Fund, a Massachusetts business trust (the "Trust"), in connection with the Trust's filing of a pre-effective amendment to the registration statement on Form N-14 (File No. 333-101816) (the "Amendment") with the Securities and Exchange Commission covering the issuance of shares of beneficial interest, with a par value of $.01 per share (the "Shares"), in the following series: Janus Venture Fund, Janus Growth and Income Fund, Janus Enterprise Fund, Janus Balanced Fund, Janus Overseas Fund, Janus Olympus Fund and Janus Global Technology Fund (the "Acquiring Funds"), pursuant to the proposed reorganizations with the Berger Growth Fund, Inc. and the Berger Large Cap Growth Fund, Inc., with the series of shares of the Berger Investment Portfolio Trust designated as Berger Mid Cap Growth Fund, Berger Small Company Growth Fund, Berger Balanced Fund and Berger Information Technology Fund, and with the series of shares of the Berger Worldwide Funds Trust designated as Berger International Fund (the "Selling Funds"), as described in the Amendment and pursuant to (i) the form of Agreement and Plan of Reorganization by and among the Trust on behalf of the Acquiring Funds (other than Janus Overseas Fund) and the Berger Growth Fund, Inc., Berger Large Cap Growth Fund, Inc., Berger Investment Portfolio Trust on behalf of each Selling Fund (other than Berger International Fund), and Janus Capital Management LLC; and (ii) the form of Agreement and Plan of Reorganization by and among the Trust on behalf of the Janus Overseas Fund, Berger Worldwide Funds Trust on behalf of the Berger International Fund, Berger Worldwide Portfolios Trust and Janus Capital Management LLC, each as included in the Amendment (each an "Agreement").

         As special counsel to the Trust, we have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Trust's Amended and Restated Agreement and Declaration of Trust, dated January 31, 2002, and the Trust's By-Laws adopted February 11, 1986, as amended on December 8, 1995, January 6, 1997 and September 18, 2002, each are presently in full force and effect and have not been amended in any respect except as




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VEDDER PRICE

Janus Investment Fund
January 9, 2003
Page 2



provided above, and that the resolutions adopted by the Board of Trustees of the Trust on December 3, 1990, January 18, 1991, February 14, 1992, May 8, 1992, December 3, 1993, September 27, 1995, September 14, 1998 and December 9-10, 2002 relating to organizational matters, securities matters and the issuance of the Shares described in the Amendment are presently in full force and effect and have not otherwise been amended in any respect, we advise you and opine that (a) the Trust is a Massachusetts business trust validly existing under the laws of the Commonwealth of Massachusetts and is authorized to issue an unlimited number of Shares in the Acquiring Funds; and (b) upon such issuance of the Shares in accordance with the Agreements, and assuming that the Trust continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Amendment. This opinion is solely for the benefit of the Trust, the Trust's Board of Trustees and the Trust's officers and may not be relied upon by any other person without our prior written consent.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz

                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ

DAS
DBE